UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
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AutoGenomics, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	80-0252299
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2980 Scott Street
Vista, California 92081
(760) 477-2248
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

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If this form related to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box. ☒

If this form related to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box. ☐

Securities Act registration file number to which this form relates:
333-199197

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock, par value $0.01 per share, of AutoGenomics, Inc. (the “Registrant”) as included under the heading “Description of Capital Stock” in the Registrant’s Prospectus forming a part of the  Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on October 7, 2014 (Registration No. 333-199197), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference.  In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 9, 2015	AutoGenomics, Inc

	By:	/s/ Fareed Kureshy
Fareed Kureshy
Chief Executive Officer